PROMISSORY NOTE

Principal $1,800,000.00	Loan Date 08-02-2018	Maturity 08-02-2021	Loan No 2137200010	Call/ Coll 4A / FA	Account 204352	Officer ***	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	MR2 Group, Inc., a Nevada corporation	Lender:	Western Alliance Bank, an Arizona corporation
	101 Convention Center Drive, Suite 125 Las Vegas, NV 89109		Aliante Regional Office 6915 Aliante Parkway North Las Vegas, NV 89084 (702) 856-7160

Principal Amount: $1,800,000.00	Date of Note: August 2, 2018

PROMISE TO PAY. MR2 Group, Inc., a Nevada corporation (“Borrower”) promises to pay to Western Alliance Bank, an Arizona corporation (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Eight Hundred Thousand & 00/100 Dollars ($1,800,000.00), together with interest on the unpaid principal balance from August 2, 2018, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 5.703% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in 36 payments of $54,587.27 each payment. Borrower’s first payment is due September 2, 2018, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on August 2, 2021, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT PENALTY. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: In the event the loan is prepaid within years one through three from the date of the Note, Borrower shall pay Lender a prepayment fee as follows:

Prepayment Fee within the 1st year - 2.00% of the outstanding principal balance at the time of prepayment

Prepayment Fee within the 2nd year - 1.00% of the outstanding principal balance at the time of prepayment

Prepayment Fee within the 3rd year - 1.00% of the outstanding principal balance at the time of prepayment

Prepayments will be applied to the last sums falling due.

BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THE INDEBTEDNESS EVIDENCED BY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PAYMENT OF THE PREPAYMENT FEE IN ACCORDANCE WITH THE PROVISIONS AND CONDITIONS OF THIS NOTE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BORROWER SHALL PAY THE PREPAYMENT FEE UPON THE PREPAYMENT OF THE INDEBTEDNESS ON ACCELERATION (UPON DEFAULT OR OTHERWISE) PURSUANT TO THE PROVISIONS AND CONDITIONS OF THIS NOTE. BORROWER ACKNOWLEDGES AND AGREES THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS OF BORROWER. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Western Alliance Bank, an Arizona corporation; Aliante Regional Office; 6915 Aliante Parkway; North Las Vegas, NV 89084.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 5.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Loan No: 2137200010	PROMISSORY NOTE (Continued)	Page 2

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

CURE PROVISIONS. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of breach of the same provision in this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps with Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nevada without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Nevada.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Clark County, State of Nevada. (Initial Here _______ ______)

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, any trust accounts for which setoff would be prohibited by law, or monies in any accounts that were received pursuant to the federal Social Security Act, including, without limitation, retirement and survivors’ benefits, supplemental security income benefits and disability insurance benefits. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: certificates of deposit described in an Assignment of Deposit Account dated August 2, 2018.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender, in an amount determined by Lender from time to time, if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

NOTICE OF FINAL AGREEMENT. By signing this agreement each party represents, warrants and agrees that: (a) this written agreement represents the final agreement between the parties regarding the subject matter hereof, (b) there are no unwritten oral agreements between the parties, and (c) no written agreement to which Lender is a party may be contradicted by evidence of any prior, contemporaneous, or subsequent unwritten agreements or understandings of the parties.

RULES OF CONSTRUCTION. As used herein, (i) “includes,” “ including,” and similar terms are not limiting; (ii) “may not” and similar terms are prohibitive and not permissive; (iii) the singular includes the plural; (iv) “or” is not exclusive; (v) any reference to a form, plan, policy, procedure, guideline, instruction, title, code, law, statute, ordinance, rule, regulation, order, or other governmental provision, or any part thereof, shall include the same as it may from time to time be amended, succeeded or replaced; and (vi) in construing any ambiguity herein, the agreement shall be interpreted in a neutral manner as to each of the parties, notwithstanding any common law or statutory rule of construction that the terms of an agreement should be interpreted most strongly against the party who caused the uncertainty to exist; (vii) words of any gender include each other gender; (viii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement (including any schedules, exhibits and attachments hereto); (ix) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person; (x) any reference to a number of days shall refer to calendar days unless business days are specified; and (xi) any reference to an attached Exhibit or a Schedule, the Exhibit or Schedule shall be deemed to be incorporated by reference.

COUNTERPART AGREEMENT. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS EACH OF WHICH SHALL BE DEEMED AN ORIGINAL AND ALL OF WHICH SHALL CONSTITUTE ONE AND THE SAME EFFECT AS IF ALL PARTIES HAD SIGNED THE SAME SIGNATURE PAGE. ANY SIGNATURE PAGE OF THIS AGREEMENT MAY BE DETACHED FROM ANY COUNTERPART OF THIS AGREEMENT IDENTICAL IN FORM HERETO BUT HAVING ATTACHED TO IT ONE OR MORE ADDITIONAL SIGNATURE PAGE.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced; this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan No: 2137200010	PROMISSORY NOTE (Continued)	Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

MR2 GROUP, INC., A NEVADA CORPORATION

By:	/s/ James T. Medick
James T. Medick, President/Secretary of MR2
Group, Inc., a Nevada corporation

LaserPro, Ver. 17.4.0.022 Copr. D+H USA Corporation 1997, 2018. All Rights Reserved - NV F:\LASERPRO\WAB\CFI\LPL\D20.FC TR-64402 PR-12